Exhibit 99.1

(1)         On October 6, 2017, Novitex Parent, L.P. (“Parent”) distributed 27,678,386 shares of common stock, par value $0.0001, of Exela Technologies, Inc. (the “Issuer”) to Apollo Novitex Holdings, L.P. (“Novitex Holdings”), which is a limited partner and unitholder of Parent, and distributed 2,921,614 shares of common stock of the Issuer that it held to its other unitholders.  The shares of common stock reported as beneficially owned following the reported transaction are held of record by Novitex Holdings.  Parent, Novitex Holdings and the other entities that are filing this Statement on Form 4, as described herein, are collectively referred to herein as the “Reporting Persons.”  Following the reported transaction, Parent no longer holds any shares of common stock of the Issuer and will no longer be included as a Reporting Person.

Novitex Parent GP, LLC (“Novitex GP”) is the general partner of each of Parent and Novitex Holdings.  Apollo Management VII, L.P. (“Management VII”) is the manager of Novitex GP, and AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member-manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Apollo Management Holdings GP.

Each of the Reporting Persons, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock that may be beneficially owned by any of the Reporting Persons, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of each of Parent, Novitex Holdings, Novitex GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.